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                                                               EXHIBIT 99.(d)(6)

                     MORGAN STANLEY INSTITUTIONAL FUND, INC.
                   SUPPLEMENT TO INVESTMENT ADVISORY AGREEMENT

                       LARGE CAP RELATIVE VALUE PORTFOLIO

     SUPPLEMENT (the "Supplement") to INVESTMENT ADVISORY AGREEMENT, dated as of May 31, 1997 by and between Morgan Stanley Institutional Fund, Inc.) (the "Fund") and Morgan Stanley Asset Management Inc. (now known as Morgan Stanley Investment Management Inc.) (the "Adviser") (the "Agreement").

                                    RECITALS

     WHEREAS, the Fund has executed and delivered the Agreement, which sets forth the rights and obligations of the parties with respect to the management of the portfolios of the Fund.

     WHEREAS, the Fund has created one additional portfolio: Large Cap Relative Value Portfolio (the "Additional Portfolio").

                                   AGREEMENTS

     Now, therefore, the parties agree as follows:

     As provided in Section 1 of the Agreement, the Fund hereby appoints the Adviser to act as investment adviser to the Additional Portfolio.

     The compensation of the Adviser as set forth in Paragraph 3 of the Agreement with respect to the Additional Portfolio will be as set forth below:

     PORTFOLIO                                         PERCENTAGE RATE
     ---------                                         ---------------
     Large Cap Relative Value                               0.50%

     This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     The parties listed below have executed this Supplement as of the 5th day of June, 2003.

MORGAN STANLEY INVESTMENT                    MORGAN STANLEY INSTITUTIONAL
MANAGEMENT INC.                              FUND, INC.

/s/ Ronald E. Robison                        /s/ Ronald E. Robison
---------------------                        ---------------------
Name: Ronald E. Robison                      Name:   Ronald E. Robison
Title: Managing Director                     Title:  President